EXHIBIT 10.12

FORM OF KANDERS & COMPANY, INC. LETTER AGREEMENT

____________ __, 2007

Kanders Acquisition Company, Inc.

One Landmark Square, 22nd Floor

Stamford, Connecticut 06901

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

388 Greenwich Street

New York, New York 10013

Re: Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Kanders Acquisition Company, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as Representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 19 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all shares of Founder’s Common Stock beneficially owned by it in accordance with the majority of the votes cast by the Public Stockholders and in favor of an amendment to the Company’s Amended & Restated Certificate of Incorporation to provide for the Company’s perpetual existence in connection with such Business Combination and (ii) vote all other shares of the Company’s Common Stock that may be acquired by it in the IPO or thereafter (including all shares acquired by the undersigned pursuant to the Rule 10b5-1 Stock Purchase Plan) in favor of such Business Combination and in favor of an amendment to the Company’s Amended & Restated Certificate of Incorporation to provide for the Company’s perpetual existence in connection with such Business Combination.

2. (a) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation (“Claim”) with respect to its shares of Founder’s Common Stock and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event that the Company fails to consummate a Business Combination and the Trust Account is liquidated and distributed, nothing herein shall prevent the undersigned from participating in the Trust Account pro rata with the Public Stockholders with respect to any IPO Shares purchased by the undersigned as part of the IPO or in the aftermarket. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any of the Founder’s Units, Founder’s Warrants or Founder’s Common Stock, all rights of which will terminate on the Company’s liquidation.

(b) In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account and only if such a vendor or prospective target business does not execute a valid and enforceable agreement waiving any claims against the Trust Account. The Company will give prompt written notice of any such claim to the undersigned. The Company will not settle or compromise any such claim without the prior written consent of the undersigned. The undersigned shall have the right to select counsel and otherwise control the defense of any litigation, action or other proceeding for which the undersigned may become liable for indemnification hereunder and the Company will cooperate with the undersigned in the investigation and defense of any such claim.

3. To the extent that the Underwriters do not exercise their over-allotment option (as described in the Prospectus) to purchase an additional 6,000,000 Units of the Company or, in the event that the size of the IPO is increased or decreased, such number of units resulting from an increase or decrease in the number of units that the Underwriters can purchase pursuant to their over-allotment option (as applicable, the “Number of Over-Allotment Units”), the undersigned agrees that it shall return to the Company for cancellation, at no cost, such number of Founder Units held by the undersigned determined by multiplying (a) the product of (i) the aggregate number of Founder’s Units subject to forfeiture as set forth in the Prospectus multiplied by (ii) a fraction, (x) the numerator of which is the number of Founder’s Units held by the undersigned and (y) the denominator of which is the total number of outstanding Founder’s Units, by (b) a fraction, (i) the numerator of which is the Number of Over-Allotment Units minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is the Number of Over-Allotment Units

4. (a) The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company or individual that is affiliated with any of the Insiders or the Company unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) reasonably acceptable to the Representative that the business combination is fair to the Public Stockholders from a financial point of view.

(b) The undersigned acknowledges and agrees that, if (i) the Company’s Board of Directors is not able to independently determine that a target business has a sufficient fair market value to meet the threshold criterion to consummate a Business Combination (as described in the Prospectus) or (ii) the Company is acquiring a target business that is an affiliate of an officer or director of the Company or the undersigned, the Company shall obtain an opinion from an unaffiliated investment banking firm that is a member of FINRA as to the fair market value of the target business.

5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from any person or entity in the event the undersigned or any affiliate of the undersigned originates a Business Combination.

6. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept from any person or entity any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, however, that (i) commencing on the effective date of the registration statement filed by the Company with the Securities and Exchange Commission relating to the IPO, the undersigned shall be allowed to charge the Company $10,000 per month to compensate the undersigned for the Company’s use of its office space, utilities and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation and (ii) the undersigned shall be entitled to reasonable reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, further, however, that to the extent such out-of-pocket expenses exceed the $100,000 of available proceeds not deposited in the Trust Account and interest income of up to $5.5 million on the balance in the Trust Account (subject to adjustment in the event the underwriters exercise their over-allotment option), such out-of-pocket expenses would not be reimbursed by the Company unless it consummates an initial business combination. The Company’s Audit Committee will review and approve all payments made to the undersigned or the Company’s officers and directors and their respective affiliates, and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested directors abstaining from such review and approval.

7. (a) The undersigned agrees to not (i) offer, sell, contract to sell, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate thereof), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than as provided for in that certain Registration Rights Agreement between the Company and certain of the Insiders to be executed in connection with the IPO) with the Securities and Exchange Commission in respect of, any Founder’s Units (including the underlying securities), (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Founder’s Units (including the underlying securities), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Founder’s Units (or underlying securities) or any securities convertible into or exercisable or exchangeable for the Founder’s Units, Founder’s Common Stock or Founder’s Warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any such transaction, until 180 days after the Company consummates its initial Business Combination meeting the requirements set forth in the Registration Statement; provided, however, that the foregoing shall not apply to a disposition (A) to the undersigned’s members upon liquidation of the undersigned, if the undersigned is an entity, (B) to the Company’s officers, directors and employees and persons affiliated with Insiders, or (C) by private sales with respect to up to 33% of the Founder’s Units made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased ($0.002 per Founder’s Unit); provided, further, however, that such transfers may be implemented only if the respective transferee agrees in writing to be bound by identical transfer restrictions to those contained in this Agreement and any other agreement affecting the transferability of the Founder’s Units (and the underlying securities) to which the undersigned is then bound and to be bound by any applicable voting, waiver and forfeiture provisions, including, without limitation, the forfeiture provisions contained in that certain Co-Investment Subscription Agreement, dated _________, by and among the undersigned, the Company and the Representative (the “Co-Investment Subscription Agreement”) and in Section 7(d) of this Agreement; provided, further, that a permitted transferee who is an individual may sell or transfer the Founder’s Units (and the underlying securities) (1) pursuant to exceptions (B) and (C) above, (2) for estate planning purposes pursuant to a bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family, (3) by virtue of the laws of descent and distribution upon the death of the undersigned, or (4) pursuant to a qualified domestic relations order, in each case, only if the transferee agrees in writing to be bound by identical transfer restrictions to those contained in this Agreement and any other agreement affecting the transferability of the Founder’s Units to which the undersigned is then bound and to be bound by any applicable voting, waiver and forfeiture provisions, including, without limitation, the forfeiture provisions contained in the Co-Investment Subscription Agreement and in Section 7(d) of this Agreement. The undersigned acknowledges that the certificates for such Founder’s Units shall contain a legend indicating such restriction on transferability.

(b) The undersigned agrees to not (i) offer, sell, contract to sell, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate thereof), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than as provided for in that certain Registration Rights Agreement between the Company and certain of the Insiders to be executed in connection with the IPO) with the Securities and Exchange Commission in respect of, any shares of Common Stock purchased pursuant to the Rule 10b5-1 Stock Purchase Plan, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock purchased pursuant to the Rule 10b5-1 Stock Purchase Plan, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock purchased pursuant to the Rule 10b5-1 Stock Purchase Plan or any securities convertible into or exercisable or exchangeable for any shares of Common Stock purchased pursuant to the Rule 10b5-1 Stock Purchase Plan or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any such transaction, until 180 days after the Company consummates its initial Business Combination meeting the requirements set forth in the Registration Statement.

(c) The Founder’s Units (including the underlying securities) shall immediately cease to be subject to the transfer restrictions contained in Section 7(a) above if (i) the last sales price of the Company’s Common Stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the Company consummates its initial Business Combination or (ii) the Company consummates a liquidation, merger, stock exchange or other similar transaction, subsequent to the consummation of its initial Business Combination, which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(d) In the event that the undersigned does not consummate all or any portion of the purchases pursuant to the Rule 10b5-1 Stock Purchase Plan when required to do so, the undersigned agrees to sell and the Company agrees to purchase the Founder’s Units held by the undersigned as of the effective date of the registration statement filed by the Company with the Securities and Exchange Commission relating to the IPO for the same purchase price originally paid for them by the undersigned.

8. The undersigned agrees that each purchase made by it pursuant to the Rule 10b5-1 Stock Purchase Plan will be reported to the Securities and Exchange Commission and publicly disclosed pursuant to Form 4, Statement of Beneficial Ownership of Securities, in accordance with the rules of the Securities and Exchange Commission for filing such Form 4.

9. The undersigned and the Company shall provide the Division of Market Regulation of the Securities and Exchange Commission promptly upon request, a daily time-sequenced schedule of all purchases made pursuant to the Rule 10b5-1 Stock Purchase Plan on a transaction-by-transaction basis, including (i) size, (ii) broker (if any), (iii) time of execution, (iv) price of purchase, and (v) the exchange, quotation system or other facility through which the purchase occurred. Upon request of the Division of Market Regulation of the Securities and Exchange Commission, the undersigned shall transmit the foregoing information within 30 days of any such request.

10. The appropriate representatives of the undersigned and the Company shall be available to respond to inquiries by the Division of Market Regulation of the Securities and Exchange Commission regarding purchases made pursuant to the Rule 10b5-1 Stock Purchase Plan.

11. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement and this letter agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against him in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

12. The undersigned represents and warrants that:

(a) the Second Amended and Restated Unit Subscription Agreement, dated as of August 10, 2007, by and between the Company and the undersigned has been duly authorized, executed and delivered by the undersigned, is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(b) the Registration Rights Agreement, dated [                   ], by and among the Company, the undersigned and certain Insiders has been duly authorized, and upon execution and delivery by the parties thereto, will be a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(c) the Rule 10b5-1 Stock Purchase Plan has been duly authorized, executed and delivered by the undersigned, and is a valid and binding agreement of the undersigned, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(d) the Co-Investment Subscription Agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(e) the Warrant Subscription Agreement, dated as of August 21, 2007, by and among the Company, the Representative, Kane Kessler, P.C. and the undersigned has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and

(f) the Administrative Services Letter Agreement, dated [                         ], by and between the Company and the undersigned has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

13. The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

14. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal except in connection with a Business Combination to give the Company perpetual existence. This paragraph may not be modified or amended under any circumstances.

15. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to pay such funds as are necessary to complete such liquidation and agrees not to seek repayment for such expenses.

16. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

18. This letter agreement shall be binding on the undersigned and such person’s respective successors and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the longest applicable lock-up period and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination and that the indemnity provisions of Section 2 shall survive such liquidation.

19. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Founder’s Common Stock” shall mean all of the shares of Common Stock of the Company included in the Founder’s Units acquired by an Insider prior to the IPO; (iv) “Founder’s Warrants” shall mean all warrants to purchase shares of Common Stock of the Company included in the Founder’s Units acquired by an Insider prior to the IPO; (v) “Founder’s Units” shall mean all of the units acquired by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued by the Company in the Company’s IPO; (vii) “Trust Account” shall mean the Trust Account into which a portion of the net proceeds of the Company’s IPO will be deposited; (viii) “Rule 10b5-1 Stock Purchase Plan” shall mean the stock purchase plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to be entered into by and between the undersigned and Citigroup Global Markets Inc.; and (ix) “Public Stockholders” shall mean the holders of the Company’s IPO Shares.

20. The undersigned authorizes any financial institution or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such Information confidential). Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Kanders & Company, Inc.
Print Name of Insider

By:
Name:	Warren B. Kanders
Title:	President

Agreed to and accepted by:
Kanders Acquisition Company, Inc.
By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title: